                                                                    Exhibit 10.9

                         OTHER INCOME LICENSE AGREEMENT
                           (PRODUCTS AND/OR SERVICES)

     This Agreement is entered into this 19th day of September, 2005, ("Effective Date") between Wal-Mart Stores, Inc. its affiliates, successors and assigns ("Wal-Mart"), a Delaware corporation with offices at 1300 S.E. 8th Street, Bentonville, Arkansas and H&R Block Services, Inc., on its behalf, and on behalf of its affiliates, franchisees, subsidiaries, successors, and assigns ("Licensee"), with offices at 4400 Main Street, Kansas City, Missouri 64111.

     WHEREFORE, Wal-Mart agrees to make space available in certain Wal-Mart stores for Licensee's tax return preparation services and Licensee agrees to pay fees and commission to Wal-Mart upon the following terms and conditions:

1. Definitions:

(a) "Promotion" means the tax preparation services offered and provided by Licensee and its franchisees.

(b) "Site(s)" means an area of space measured at Six (6) Feet deep by Fifteen
(15) Feet wide in which is placed a kiosk with privacy screens at least Five (5) Feet high around the tax preparation areas.

(c) "Tax Season" means the period beginning on or about the 15th day of January through the 18th day of April of the relevant year.

(d) "Full Tax Season" begins on or about the 15th day of January and ends on April 18th or such later date as the Internal Revenue Service permits the filing of federal income tax returns without an extension of the relevant Tax Season.

(e) "Peak Tax Season" begins on or about the 15th day of January and ends on March 1st of the relevant Tax Season.

(f) "Tax Timeline" is a timeline describing the various phases and requirements, and the deadlines for each, in which Licensee and Wal-Mart shall determine which Wal-Mart stores Licensee or its franchisees may conduct the Promotion for the relevant Tax Season. An example of a Tax Timeline is attached to, and incorporated into, this Agreement as Exhibit B.

2. LICENSE. WAL-MART HEREBY GRANTS TO LICENSEE, SUBJECT TO THE TERMS OF THIS AGREEMENT, THE RIGHT TO OFFER AND CONDUCT TAX PREPARATION SERVICES AT VARIOUS WAL-MART STORES ON DATES SPECIFIED IN THE RELEVANT TAX TIMELINE. AT NOT TIME DURING THE TERM OF THIS AGREEMENT MAY THIS LICENSE COMMENCE LATER THAN JANUARY 2ND OF THE RELEVANT TAX SEASON. .

3. Service.

(a) Wal-Mart shall provide Licensee with the Tax Timeline no later than April 1st of the year preceding the relevant Tax Season.

                         Other Income License Agreement

(b) Licensee shall comply with all deadlines provided in the relevant Tax Timeline.

(c) Wal-Mart shall, on or about the date specified in the relevant Tax Timeline, provide Licensee with a list of stores in which Licensee or its franchisees are granted a license to conduct the Promotion for the relevant Tax Season (the "Final List").

(d) Licensee shall conduct the Promotion at a Site on one of the Pre-approved Locations. Exhibit C, attached and incorporated into this Agreement, sets forth pre-approved locations within any store on the Final List at which a Site may be located ("Pre-approved Location(s)").

     (i) Wal-Mart has no obligation to provide, for any reason whatsoever, a substitute location for the Site other than one of the Pre-approved Locations.

     (ii) If Wal-Mart reasonably determines that a Site requires relocation to another Preapproved Location but fails to notify the Licensee prior to the installation of telecommunications at original location, Wal-Mart will reimburse Licensee for any direct costs incurred, including the cost of moving and re-establishing telecommunications at the new Preapproved Location.

     (iii) At no time, and regardless of where the Site is located, Wal-Mart shall not be liable to Licensee or its franchisees for any loss including, but not limited to, lost profits incurred by Licensee or its franchisees.

(e) Licensee will be released, at its option, from its obligations under this Agreement to conduct the Promotion at a particular store on the Final List if:

     (i) The Site is located or relocated in an area other than a Pre-approved Location, or

     (ii) Licensee's franchisee fails to sign an agreement with Licensee under which the franchisee is contractually obligated to Licensee to conduct the Promotion at a store on the Final List and Licensee notifies Wal-Mart, in writing, of this failure within three (3) weeks after the Effective Date.

     (iii) If the Site is located or relocated in an area other than a Pre-approved Location after telecommunications are installed, and if Licensee opts to be released from its obligations under this Agreement to conduct the Promotion at that particular store, Licensor will reimburse Licensee for any direct costs incurred in the installation of telecommunications at the Pre-approved Location.

     (iv) Wal-Mart shall not be liable to Licensee or its franchisees for any loss including, but not limited to, lost profits directly or indirectly incurred by Licensee or its franchisees as a result of this sub-paragraph.

(f) If Wal-Mart elects to close a store included on the Final List prior to or during the relevant Tax Season, Wal-Mart shall use commercially reasonable efforts to provide Licensee with a substitute location; however, Wal-Mart shall not be liable, under any circumstances, for any loss (including, but not limited to, lost profits) sustained by Licensee or its franchisees if a substitute location is not provided. In the event a substitute location is not provided, Licensee will be released from any obligation in this Agreement to pay future license fees or future

                         Other Income License Agreement

commissions related to that closed store. Furthermore, Wal-Mart shall return to Licensee the pro rata share of any license fee paid in advance of Licensee's use of the license.

(g) Licensee shall operate the Site(s) Monday through Saturday each week of the relevant Tax Season at least ten (10) hours a day and for at least five (5) hours a day on each Sunday in the relevant Tax Season, unless prohibited by local law. Any variance in working hours must have the prior approval of the Wal-Mart store manager.

(h) Licensee may elect to cease the Promotion at one or more Site(s) during the relevant Tax Season provided that Licensee provide the Wal-Mart Other Income Department with prior notice of each Site Licensee elects to cease the Promotion no later than February 20th of the relevant Tax Season. Licensee shall remain liable under this Agreement for all obligations to pay license fees and commissions for any Site at which it elects to cease its Promotion, just as if the Promotion was conducted at the Site(s) for the Full Tax Season.

(i) Wal-Mart makes no guaranties that Licensee or its franchisees will be allowed to conduct the Promotion in the same stores each Tax Season. Licensee shall, at its own expense, conduct within sixty (60) days following the end of the relevant Tax Season, a survey of store managers at which the Promotion was held that measures the store managers' satisfaction with the Promotion and shall share the results of this survey with the Wal-Mart Other Income Department. Wal-Mart shall have the right to approve the survey design and substance.

4. Term. This Agreement commences on the latter date on which signed by both parties and continues through the 30th day of May 2007, unless terminated earlier in accordance with the provisions of Section 19. This Agreement may not be renewed or extended.

5. Indemnification.

(a) Supplier agrees to indemnify, defend and hold harmless Wal-Mart, its affiliates, subsidiaries, successors and assigns and their officers, directors, agents and employees, from and against any and all losses, damages, injuries, claims, suits, demands, judgments, decrees, costs, expenses, and liabilities, including but not limited to reasonable attorneys' fees and court costs, for property damage, economic injury, and personal injury, including death, which may be suffered, incurred or asserted by any person in connection with or arising out of any act or omission of Supplier its affiliates, subsidiaries, employees, franchisees, agents, or assigns from the breach of this Agreement, and/or from the operation of the Promotion.

(b) Wal-Mart agrees to indemnify, defend and hold harmless Supplier, its affiliates, franchisees, subsidiaries, successors and assigns and the officers, directors, agents and employees of each from and against any and all losses, damages, injuries, claims, suits, demands, judgments, decrees, costs, expenses and liabilities, including, but not limited to, reasonable attorneys' fees and court costs, for property damage and personal injury, including death, which may be suffered, incurred or asserted by any person arising solely out of any act or omission of Wal-Mart, and/or the operation of the Store in which the Site is located. It being expressly understood that under no circumstances will Wal-Mart be liable to Supplier, its affiliates, subsidiaries, employees, franchisees, agents, or assigns for lost profits.

                         Other Income License Agreement

(c) Each party receiving notice of matter that raises the obligation to indemnify, defend, or hold harmless by either party shall promptly notify the other party. The party with the obligation under this Agreement to indemnify, defend, and hold harmless immediately shall take necessary and appropriate action to protect the interests of the other party. Any counsel, whom Supplier provides to Defend Wal-Mart, its affiliates, subsidiaries, successors and assigns and their officers, directors, agents and employees, shall accept, and acknowledge receipt of, Wal-Mart's Indemnity Counsel Guidelines ("Guidelines") and shall conduct the Defense of Wal-Mart, its affiliates, subsidiaries, successors and assigns and their officers, directors, agents and employees, strictly in accordance with the Guidelines. If Wal-Mart determines that a conflict of interest exists, Wal-Mart may request Supplier replace or cause to be replaced the counsel. If the counsel is not timely replaced, Wal-Mart may replace the counsel, and Supplier, as part of its Indemnity obligation under this Agreement, shall pay to the new counsel or reimburse to Wal-Mart any and all fees and expenses as to the new counsel, including all expenses or costs to change counsel. At all times, each indemnified party shall have the right to direct its defense, including the right to accept or reject any terms and conditions requisite to the resolution of any matter for which the other party is indemnifying, defending, and holding harmless the indemnified party, its affiliates, franchisees, subsidiaries, successors and assigns and their officers, directors, agents and employees.

(d) All indemnities, waivers, and obligations to defend in this Agreement are and shall be (i) independent of, and will not be limited by, each other or any insurance obligations in this Agreement (whether or not complied with) or damages or benefits payable under workers' compensation or other statutes and
(ii) will survive the termination of this Agreement. The indemnity, waiver, and obligation to defend provisions in this Agreement shall include all applicable law affecting the validity or enforceability of those provisions, and the applicable law will operate to amend those provisions to the minimum extent necessary to bring the provisions into conformity with the applicable law. The provisions, as modified, shall continue in full force and effect. ALL INDEMNITIES, WAIVERS, AND OBLIGATIONS TO DEFEND IN SECTION 4 OF THIS AGREEMENT SHALL BE ENFORCED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOR THE BENEFIT OF THE PARTY BEING INDEMNIFIED.

6. Insurance.

(a) Coverage. Licensee shall procure and maintain during the term of this Agreement, at Licensee's sole cost and expense, from companies with a rating of B+ or better and a financial Size Category rating of VII or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies, the following insurance in the amounts and with the conditions set forth:

     (i) Workers' Compensation insurance with statutory limits or if no statutory limits exist, with minimum limits of Five Hundred Thousand Dollars ($500,000) per occurrence.

                         Other Income License Agreement

     (ii) Employer's Liability insurance with minimum limits of Five Hundred Thousand Dollars ($500,000) for each employee for bodily injury by accident and for each employee for bodily injury by disease.

     (iii) Commercial General Liability insurance, including Personal and Advertising Injury, Environmental Liability, Products-Completed Operations, Bodily Injury, and Property Damage, with minimum limits of Five Hundred Thousand Dollars ($500,000) per occurrence, One Million Dollars ($1,000,000) general aggregate, Five Hundred Thousand Dollars ($500,000) products-completed operations aggregate, and Five Hundred Thousand Dollars ($500,000) personal and advertising injury per occurrence. Licensee shall obtain an endorsement to each insurance policy to provide aggregate limits per location.

     (iv) Business Automobile Liability insurance with minimum combined single limits of Five Hundred Thousand Dollars ($500,000). Licensee shall cause each insurance company to provide coverage for liability arising out of the operation of owned, hired, and non-owned vehicles.

     (v) Contractual Liability insurance with minimum limits of One Million Dollars ($1,000,000) per occurrence, and Two Million Dollars ($2,000,000) general aggregate. Licensee shall obtain an endorsement to each insurance policy to provide aggregate limits per location. The contractual liability insurance shall not be limited to coverage for the Indemnity, Waiver, and obligation to Defend provisions in this Agreement, but, instead, the contractual liability insurance shall cover all of Licensee's obligations to the fullest extent possible under the contractual liability endorsement. Further, the contractual liability insurance shall not limit, in any way, coverage provided to Wal-Mart and its subsidiaries, affiliates, officers, directors, employees, and agents as additional insureds under each of Licensee's insurance policies.

     (vi) Umbrella/Excess Liability Insurance with minimum limits of Two Million Dollars ($2,000,000). Licensee shall cause each insurance company to provide the insurance on an umbrella basis in excess over and no less broad than the liability coverage required in this Agreement, with the same inception and expiration dates as Commercial General Liability insurance, and with coverage that "drops down" for exhausted aggregate limits under liability coverage in this Agreement and to issue an endorsement with aggregate limits of insurance per location.

(b) Requirements. Licensee shall cause each insurance company (i) to issue the insurance on an occurrence basis, (ii) to provide defense as an additional benefit and not within the limits of liability, (iii) to issue an endorsement to all policies that the policies are primary and that Wal-Mart's policies are excess, secondary and noncontributing, (iv) to issue an endorsement to all policies to provide a waiver of subrogation in favor of Wal-Mart, (v) to issue an endorsement to all policies, except the workers' compensation and employer's liability insurance policies, to include Wal-Mart and its subsidiaries, affiliates, officers, directors, employees, and agents as "additional insureds," and (vi) to include in each insurance policy a provision that the insurance company or companies shall not cancel, non-

                         Other Income License Agreement

renew, or change coverage from the requirements of this Agreement without providing at least thirty (30) days advance written notice to Wal-Mart. The insurance company or companies shall not exclude from coverage the negligence, strict liability, or gross negligence, whether sole or otherwise, of the "additional insureds." Licensee releases Wal-Mart and its subsidiaries, affiliates, officers, directors, employees, and agents from any liability covered by the insurance for which subrogation is waived; the release applies to any liabilities, no matter how caused, not just to insurance proceeds actually received. Licensee shall provide to Wal-Mart at least thirty (30) days advance written notice of any contemplated cancellation, non-renewal, or change in insurance coverage. Licensee shall provide to Wal-Mart a certified copy of any and all insurance policies required in this Agreement if Wal-Mart requests a copy.

(c) Certificates. Licensee shall provide to Wal-Mart's Other Income Department on or before the Targeted Possession Date a certificate or certificates of insurance evidencing all required insurance in this Agreement and acceptable to Wal-Mart. All certificates, among other things, shall:

     (i) Show Wal-Mart Stores, Inc., its subsidiaries and affiliates as a certificate holder and Wal-Mart's address as 702 S.W. 8th Street, Bentonville, Arkansas 72716.

     (ii) Show Licensee as the Named Insured.

     (iii) Show the names of the insurance companies providing each coverage, their addresses, the policy numbers of each coverage, and policy dates of each coverage.

     (iv) Show the name of the person providing the certificate and that person's address and telephone number.

     (v) Contain the signature of an authorized representative of the person providing the certificate.

     (vi) Show that each insurance company named Wal-Mart and its subsidiaries, affiliates, officers, directors, employees, and agents as additional insureds in each insurance policy.

     (vii) Confirm waivers of subrogation.

     (viii) Show the primary status of each insurance policy and the aggregate limits per location.

     (x) Not contain the phrases "endeavor to" and "but failure to mail such notice will impose no obligation or liability of any kind upon Company, its agents or representatives," or similar phrases

     (ix) Contain the following express provision: "This is to certify that the policies of insurance described herein have been issued to the Insured for whom this certificate is executed and are in force at this time. In the event of cancellation, non-renewal, or material reduction in coverage affecting the certificate holder, 30 (thirty) days prior written notice will be given to the certificate holder by certified mail or registered mail, return receipt requested."

     (x)  Have any and all disclaimers deleted from the certificate.

                         Other Income License Agreement

     (xi) Fax insurance certificate to the attention of: Wal-Mart Other Income Department Fax # (479) 273-4100

(d) Breach; Indemnity. Licensee's failure to procure and maintain the required insurance shall constitute a material breach of, and default under, this Agreement. Licensee shall indemnify, defend, and hold harmless Wal-Mart, its affiliates, subsidiaries, successors and assigns and their officers, directors, agents and employees, from and against any losses, damages, injuries, claims, suits, demands, judgments, decrees, costs, expenses, and liabilities, including but not limited to reasonable attorneys' fees and court costs, for property damage, economic injury, and personal injury, including death, which may be suffered, incurred or asserted by any person arising from Licensee's failure to procure and/or maintain the insurance.

7. Compliance.

(a) Compliance with Regulations. Licensee shall comply with all federal, state, and local laws, rules, orders, directives and regulations (collectively "Regulations") pertaining to its operations within the Site, including but not limited to the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.; the Child Labor Act, 29 U.S.C. Section 212 et seq.; the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq.; the Economic Dislocation and Worker Adjustment Act, 29 U.S.C. Section 565 et seq.; the Employee Polygraph Protection Act of 1988, 29 U.S.C. Section 2001 et seq.; the Equal Pay Act of 1963, 29 U.S.C. Section 201 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. Section 201 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 et seq.; the Immigration Reform and Control Act of 1986, 8 U.S.C. Section 1324a et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 553 et seq.; the Older Worker Benefit Protection Act, 29 U.S.C. Section 621 et seq.; and the Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. Section 623 et seq. and all applicable banking laws, statutes, and regulations. Licensee waives any claim it may have against Wal-Mart regarding any changes Wal-Mart may make in the Store or the Site necessary to comply with such Regulations.

(b) Immigration Compliance. Licensee further warrants and covenants that as to all persons who work in the Site, Licensee has (i) complied, and shall at all times during the term of this Agreement comply, in all respects with the Immigration Reform and Control Act of 1986, as amended, the Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as amended, and all of the laws, rules and regulations relating thereto, (ii) properly maintained, and shall at all times during the term of this Agreement properly maintain, all records required by the United States Citizenship and Immigration Services (the "USCIS"), including, without limitation, the completion and maintenance of the Form I-9 for each of Licensee's employees, and shall at all times during the term of this Agreement respond, in a timely fashion to any inspection requests related to such I-9 Forms. During the term of this Agreement, Licensee shall, and shall cause its directors, officers, managers, agents and employees to, fully cooperate in all respects with any audit, inquiry, inspection or investigation that may be conducted by the USCIS of Licensee or any of its employees with respect to employees working in the Site. Wal-Mart may, in its sole discretion, terminate this

                         Other Income License Agreement

Agreement immediately if, at any time during the term, (i) Licensee violates or is in breach of any provision of this Section or (ii) the USCIS determines that Licensee has not complied with the Immigration Reform and Control Act of 1986, as amended, the Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as amended, or any of the laws, rules and regulations relating thereto.

(c) Compensation of Licensee's Employees. Licensee warrants that it shall comply with all federal, state, and local laws, ordinances, statutes, rules, and regulations governing the employment of its workers, including, but not limited to, Licensee warrants that it shall be responsible exclusively for all compensation, salary, and any other remuneration due to individuals who work in the Site. Licensee further warrants that should Wal-Mart be named as a respondent or defendant in any administrative or judicial proceeding based upon an alleged violation of any federal, state or local law, regulation or ordinance arising out of the Licensee's employment of individuals performing work at the Site under this Agreement, Licensee shall indemnify, defend and hold harmless Wal-Mart from any and all liability due to the Licensee's actions. If Licensee breaches this provision, Wal-Mart may terminate this Agreement immediately, in its sole discretion.

8. Independent Contractor. It is expressly understood and agreed that the relationship created between Licensee and Wal-Mart by this Agreement is that of independent contractor, and except as set forth in this Agreement, neither party shall have the right to direct and control the day-to-day activities of the other or to create or assume any obligation on behalf of the other party for any purpose whatsoever. Nothing in this Agreement shall be deemed to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, and neither party shall be determined hereby to be the owner of the assets, customers, or business of the other. Except as set forth in this Agreement, all financial obligations associated with each party's business are the sole responsibility of that party.

9. Tax Numbers and Operator's Licenses. Licensee agrees to secure all sales tax numbers, operator's licenses, and local, state, and/or federal authorities may require any other licensing in accordance with applicable law as. Wal-Mart is not responsible for determining which tax numbers and licenses are required and shall not be liable for any fees, fines, or penalties imposed on Licensee for failure to obtain the necessary licenses and/or tax numbers. Licensee shall not use Wal-Mart's tax numbers and licenses. Licensee agrees it will pay all appropriate tax liabilities levied upon its operation of its Promotion.

10. Maintenance. Licensee shall be responsible for maintenance of the Site(s). Licensee shall keep the Site(s) clean, free of hazards, and safe for customers and associates. Licensee shall not be responsible for maintenance of any areas outside the Site(s) including, without limitation, any condition pertaining to the buildings or the areas in or about the buildings at which the Promotion is located.

11. Construction. Licensee shall be responsible for any and all expenses, related to the construction of the kiosks on the Sites, including but not limited to demolition, electrical,

                         Other Income License Agreement

carpentry, utilities, and plumbing. However, no changes to the premises will be allowed without the prior written consent of Wal-Mart. Licensee shall obtained all necessary permits required for construction and comply with all applicable building codes.

12. Utilities. Licensee shall be allowed to use existing electrical utility service at the store for basic operation of the Promotion at no additional charge over the amount set forth in section 16 below. Licensee, however, shall be responsible for its telephone equipment, installation, and charges.

13. Signage. At all locations where Licensee is conducting the Promotion, there shall exist conspicuous and clearly visible signage informing prospective customers: (a) that a free estimate for providing tax return preparation assistance to meet customers needs will be provided prior to the customer being committed to use Promotion services; (b) a toll free Telephone number where customers may address any problems and receive prompt response or resolution to the problem identified, and (c) the hours of operation. Wal-Mart hereby grants Licensee, its affiliates, its franchisees, and agents, reasonable rights of access necessary to install and maintain mutually agreed upon signage promoting the Promotion within or on the assigned kiosk space at the assigned store.

14. Liability and Responsibility for Equipment. Wal-Mart will not be responsible nor be held liable for any injury or damage to any person or property resulting from use, misuse, or failure of any equipment used by Licensee or any of its affiliates, subsidiaries, employees, franchisees, agents, or assigns even if such equipment is furnished, rented, or loaned to Licensee by Wal-Mart. The acceptance of use of any such equipment by Licensee or any of its employees or agents shall be construed to mean that Licensee accepts full responsibility for and agrees to indemnify Wal-Mart against any and all loss, liability, and claims for injury or damage whatsoever resulting from the use, misuse, or failure of such equipment.

15. Adoption of Wal-Mart Policy. Licensee shall ensure that any employee, agent, or representative assigned by Licensee to the Promotion will be suitable for the Promotion consistent with the first-class operations and facilities of Wal-Mart. Such employees shall at all times while on the Wal-Mart premises be appropriately attired, trained, and groomed and shall maintain a pleasant and courteous attitude toward customers. Wal-Mart shall provide a copy of the Wal-Mart Tenant Handbook ("Handbook") to Licensee. Licensee shall comply with and shall require its employees, agents, and representatives to comply with the guidelines set forth in the Handbook. At the request of Wal-Mart, Licensee shall reassign any of its employees, agents, or representatives that fail to comply with the provisions herein or notify it's franchisee of such request as appropriate. Licensee shall conduct the Promotion consistent with Wal-Mart's policy of guaranteeing customer satisfaction. Licensee shall conduct at least two (2) random personal visits of each Site during the tax season to ensure compliance with all Licensee's and Wal-Mart's rules and regulations.

16. License Fee; Commission; and Report.

(a) Licensee shall pay an annual license fee to Wal-Mart in three (3) equal installments on or before January 31st, February 28th, and March 31st of each Tax Season as follows:

                         Other Income License Agreement

     (i) Supercenters: The annual license fee for Tax Season 2006 is $6300 per Site and increases to $6500 for Tax Season 2007.

     (ii) Division 1 Stores: The annual license fee for Tax Season 2006 is $4600 per Site and increases to $4800 for Tax Season 2007.

(b) Licensee shall pay to Wal-Mart a commission on or before April 30th of each Tax Season as provided in the below schedule:

     (i) Supercenters:

Number of Tax Returns Prepared Per Site   Commission Due
---------------------------------------   --------------
If between 401 and 650:                        $ 500
If between 651 and 850                         $1100
If between 851 and 1100                        $1700
If between 1101 and 1300                       $2300
If between 1301 and 1400                       $2900
If more than 1401                              $3500

     (ii) Division 1 Stores:

Number of Tax Returns Prepared Per Site   Commission Due
---------------------------------------   --------------
If between 401 and 600                         $ 500
If between 601 and 800                         $1100
If between 801 and 1000                        $1700
If more than 1000                              $2300

(c) Licensee Reports showing the number of tax returns prepared for the month(s) shall be submitted on or before the date each commission is due. All reports shall be submitted to Wal-Mart leasing operations and all payments made via wire transfer to the following account: [BANK NUMBER, ROUTING NUMBER, ACCOUNT NUMBER]. H&R Block, Inc. guarantees all payments due to Wal-Mart hereunder. The failure to make timely payment of an amount due to Wal-Mart hereunder shall constitute a material breach of this Agreement.

(d) In the event that a Wal-Mart store designation is changed from a Division 1 or Supercenter to the other format during a Tax Season, then any amount due from Licensee pursuant to this Section 16 shall be determined for the entire Tax Season based upon the designation of such store as of January 15.

17. Audit. At Wal-Mart's expense, Wal-Mart may audit such books and records of Licensee its affiliates, subsidiaries, employees, franchisees, or assigns necessary to determine the number of federal tax returns prepared or gross revenue generated at each Site. Notwithstanding the foregoing, Wal-Mart shall not have access to or be entitled to review any taxpayer information, and all Customer files and Customer information shall remain the property of Licensee. Wal-Mart shall give Licensee at least seven days notice of any such audit, and all such audits shall be conducted during regular business hours unless the parties otherwise agree. Wal-Mart shall not attempt to schedule any audit to take place during the

                         Other Income License Agreement

Tax Season. The audit shall be conducted at the place where the records relating to tax returns prepared at the Site(s) are maintained.

18. Assignment/Transfer. The License granted by this Agreement is personal to the Licensee and is not assignable. Any attempt to assign this License or this Agreement terminates the license privileges granted herein. Notwithstanding the foregoing, Licensee may delegate to its franchisee(s) the responsibility of conducting the Promotion at certain Wal-Mart stores, but such a delegation does not relieve Licensee from its obligations under this Agreement.

19. Termination.

(a) This Agreement creates a license only. Licensee acknowledges that Licensee is not vested with and shall not claim any estate in the Site, location, or property by virtue of this Agreement or by virtue of Licensee's use of the Site, location, or property. Licensee acknowledges that in no event is the relationship between the parties a so-called "landlord-tenant" relationship, and Licensee irrevocably waives any tenant's rights or remedies available under otherwise applicable "landlord-tenant" laws.

(b) Termination of either this Agreement or the License granted herein terminates the other in the entirety.

(c) Either party may terminate this Agreement upon material breach by the other party if the breaching party fails to cure the breach within fifteen (15) days of receiving notice from the non-breaching party of such breach.

(d) Either party may terminate this Agreement without cause by providing written notice of the termination to the other party any time between April 16th and May 1st preceding the relevant Tax Season.

(e) Licensee shall remove all of its equipment and property from the Site(s) within the first fifteen (15) days following the termination of this Agreement. All costs of such removal are the responsibility of Licensee. In the event Licensee fails to remove its equipment, Wal-Mart may elect to consider any equipment or property to be abandoned and may dispose of the equipment or property by any reasonable means necessary to free the space. Wal-Mart shall charge Licensee all related costs.

20. Financial Services. Licensee covenants and warrants that neither it nor its affiliates, subsidiaries, employees, franchisees, agents, or assigns shall directly offer any financial services in any Wal-Mart store to Wal-Mart customers or shoppers other than the tax return preparation services that are provided as a part of the Promotion. Notwithstanding the foregoing, where allowed by law, Licensee may contact any of its clients outside of any Wal-Mart store about the client's interest in financial services and may offer in the course of the Promotion its refund settlement products including, without limitation, refund anticipation loans, refund anticipation checks, and IRA's. Any breach of this section shall be deemed a material breach of this Agreement entitling Wal-Mart to terminate this Agreement pursuant to Section 19.

                         Other Income License Agreement

21. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, without regard to the internal law of Arkansas regarding conflicts of laws. The parties mutually consent and submit to the exclusive jurisdiction of the federal and state courts for Benton or Washington County, Arkansas, and agree that any action, suit or proceeding concerning this Agreement or any of the related agreements which may be entered into between Wal-Mart and Licensee shall be brought only in the federal or state courts for Benton or Washington County, Arkansas. The parties mutually acknowledge and agree that they will not raise, in connection with any such suit, action or proceeding brought in any federal or state court for Benton or Washington County, Arkansas, any defense or objection based upon lack of personal jurisdiction, improper venue, or inconvenience of forum. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THIS CLAUSE AND AGREE WILLINGLY TO ITS TERMS, AND LICENSEE ACKNOWLEDGES THAT IT HAS RECEIVED CONSIDERATION FOR AGREEING TO ITS TERMS.

22. Notices. Any notice of breach or termination of this Agreement by either party shall be in writing and addressed as follows and shall be deemed given when delivered in person or by courier or on the third business day after being mailed, postage prepaid, by certified mail, return receipt requested. Any other notice given in connection with this Agreement shall be in writing and addressed as follows and shall be deemed given when first class mail is received:

     If to Wal*Mart:   Wal-Mart Stores, Inc.
                       Attention: Leasing Operations
                       1300 SE 8th Street
                       Bentonville, AR 72716-0850

     With a copy to:   Wal-Mart Stores, Inc. Legal Department
                       Attention: General Counsel - Wal-Mart Stores Division
                       702 S.W. 8th Street
                       Bentonville, AR 72712-0185

     If to Licensee:   H&R Block Services, Inc.
                       Attention: Kelli Herr
                       4400 Main St.
                       Kansas City, MO 64111

     With a copy to:   H&R Block Services, Inc.
                       Attention: Legal Department
                       4400 Main St.
                       Kansas City, MO 64111

23. Use of Wal-Mart's Name. Licensee understands that listing Wal-Mart as a customer has value and therefore agrees that except as provided below, Licensee, its affiliates, subsidiaries, employees, franchisees, agents, or assigns will not use Wal-Mart's trade names,

                         Other Income License Agreement

trademarks, service names, service marks, or logos without Wal-Mart's prior written consent. In addition, neither Licensee nor its affiliates, subsidiaries, employees, franchisees, agents, or assigns, will list Wal-Mart as a customer in any press releases, advertisements, trade shows, posters, reference lists, or similar public announcements without Wal-Mart's prior written permission. However, permission will not be required for Licensee to communicate to its current or potential customers that Licensee is engaged in the Promotion at participating locations. Licensee may also verbally reference Wal-Mart as a customer in private conversations with or private letters to prospective Licensee customers. Wal-Mart agrees that it will not use the Licensee's name without Licensee's permission, other than to advertise the fact that Licensee is engaged in the Promotion at participating Wal-Mart stores. Wal-Mart shall not permit advertising at any store where a Site is located by any person or entity, other than Licensee, relating to the operation of a tax preparation or related business at any other Wal-Mart store.

24. Exclusivity. Wal-Mart has or may have relationships with other Wal-Mart Other Income Licensees, or other persons or entities, who or which are engaged in providing services and products similar to or competitive with the Promotion at certain Wal-Mart Stores; and Licensee has or may have relationships with other retailers to provide tax return preparation services at or from locations operated by such other retailers. Licensee and Wal-Mart agree that neither Wal-Mart's relationship with such other tax return preparation businesses, nor Licensee's relationship with such other retailers, gives rights of any kind to the other party to this Agreement. Notwithstanding the foregoing provisions of this Section, Wal-Mart agrees that it will not allow any person or entity other than Licensee to offer tax return preparation services (at any store from time to time designated on Exhibit A) provided, however, Wal-Mart shall not be prohibited from entering into relationships with other tax return preparation providers as to any stores listed on Exhibit A that Licensee has elected not to operate the Promotion at, or that Licensee has de-listed pursuant to paragraph 2 above, by September 18 of the year preceding the Tax Season.

25. Entire Agreement. This Agreement, together with any exhibits, schedules or other writing attached hereto or incorporated by reference herein, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and all prior and contemporaneous negotiations, agreements, and understandings are hereby superseded, merged and integrated into this Agreement.

26. No Claim for Lost Profits. Licensee its affiliates, subsidiaries, employees, franchisees, agents, or assigns expressly waive any claim against Wal-Mart for lost profits and incidental and consequential damages in connection with this Agreement. Licensee its affiliates, subsidiaries, employees, franchisees, agents, or assigns agree that any damages as against Wal-Mart shall be limited to the amount paid to Wal-Mart hereunder, except that claims for indemnification under paragraph 4(b) shall not be subject to this limitation.

     In witness whereof, Wal-Mart and Licensee hereto execute this Agreement on the date and year first written above.

                         Other Income License Agreement

Wal-Mart Stores, Inc.                   H&R Block Services, Inc.


By: /s/ Glenn Habern                    By: /s/ Betsy L. Stephens
    ---------------------------------       ------------------------------------
    Glenn Habern                            Betsy L. Stephens
    Title: Senior Vice President,       Title Senior Vice President,
           New Business Development           Products & Distribution